EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144156 on Form S-8 of our report dated March 22, 2006 (March 10, 2008 as to the last paragraph of Note 19), relating to the consolidated financial statements of Abington Bancorp, Inc. and subsidiaries for the year ended December 31, 2005, appearing in this Annual Report on Form 10-K of Abington Bancorp, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 12, 2008